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                                                            Exhibit 2(h)(1)


                    CHARTWELL DIVIDEND AND INCOME FUND, INC.

                            (a Maryland corporation)

                     _______________ Shares of Common Stock

                           (Par Value $.01 Per Share)



                                 PURCHASE AGREEMENT


                                                                  June __, 1998






MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Prudential Securities Incorporated
Advest, Inc.
Robert W. Baird & Co. Incorporated
A.G. Edward & Sons, Inc.
EVEREN Securities, Inc.
Fahnestock & Co. Inc.
Gruntal & Co., L.L.C.
Janney Montgomery Scott Inc.
Legg Mason Wood Walker, Incorporated
  as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
   North Tower
   World Financial Center
   New York, New York  10281-1209



Ladies and Gentlemen:

         Chartwell Dividend and Income Fund, Inc., a Maryland corporation (the "Fund"), and Chartwell Investment Partners, L.P., a Pennsylvania limited partnership (the "Manager"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Advest, Inc., Robert W. Baird & Co. Incorporated, A.G. Edward & Sons, Inc., EVEREN Securities, Inc., Fahnestock & Co. Inc., Gruntal & Co., L.L.C., Janney Montgomery Scott Inc., Legg
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Mason Wood Walker, Incorporated, and Prudential Securities Incorporated are
acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Fund ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of _______________ additional shares of Common Stock to cover over-allotments, if any. The aforesaid _______________ shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the _______________ shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

         The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-49969 and No. 811-08747) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Fund will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Fund has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated _____, 1998 together with the


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Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         The Manager confirms its agreement to make the payments to the Underwriters when and as required by Section 2 hereof.

         SECTION 1.  Representations and Warranties.

         (a) Representations and Warranties by the Fund and the Manager. The Fund and the Manager jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

                      (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Manager, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Fund will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the


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         Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                     (ii) Independent Accountants. The accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                    (iii) Financial Statements. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly the financial position of the Fund at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

                     (iv) Expense Summary. The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

                      (v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

                     (vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the


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         ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                    (vii)  No Subsidiaries.  The Fund has no subsidiaries.

                   (viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                     (ix) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no director of the Fund is an "interested person" (as defined in the 1940
         Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter.

                      (x) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus as of the date thereof under the caption "Description of Capital Stock." The shares of issued and outstanding capital stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

                     (xi) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Fund.

                     (xii) Absence of Defaults and Conflicts. The Fund is not in violation of its charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement,


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         the Administration Agreement, the Custody Agreement and the Transfer
         Agency Agreement referred to in the Registration Statement (as used herein, the "Management Agreement," the "Administration Agreement," the "Custody Agreement" and the "Transfer Agency Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

                   (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Manager, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                    (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

                     (xv) Possession of Intellectual Property. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or



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         unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund; the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                    (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or state securities laws.

                   (xvii) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.


                     (xviii) Advertisements. Any advertisement approved for use by the Fund and the Manager used in connection with the public offering of the Securities pursuant to Rule 482 under the Rules and Regulations (an "Omitting Prospectus"), in the form approved, complies with the requirements of such Rule 482, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.



                     (xix) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986,


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         as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

                     (xx) Material Agreements. This Agreement, the Management Agreement, the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein and each complies with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement, each of the Management Agreement, the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                    (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.


                    (xxii) No Stabilization or Manipulation. Neither the Fund nor the Manager has, directly or indirectly, (A) taken any action to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities or (B) since the filing of the Registration Statement (1) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (2) paid or agreed to pay any person any compensation for soliciting another to purchase any other securities of the Fund.


         (b) Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

                      (i) Good Standing of the Manager. The Manager has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the Commonwealth of Pennsylvania with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required.

                     (ii)  No Subsidiaries.  The Manager has no subsidiaries.

                    (iii) Investment Adviser Status. The Manager is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

                     (iv) Description of Manager. The description of the Manager in the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in


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         order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     (v) Capitalization. The Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

                     (vi) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Management Agreement have each been duly authorized, executed and delivered by the Manager, and the Management Agreement constitutes a valid and binding obligation of the Manager, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and neither the execution and delivery of this Agreement or the Management Agreement nor the performance by the Manager of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Manager is a party or by which it is bound, the certificate of limited partnership, the limited partnership agreement or other organizational documents of the Manager, or to the best of the Manager's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or its respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Manager of the transactions contemplated by this Agreement or the Management Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

                    (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager or any "affiliated person" of the Manager (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Manager, materially and adversely affect the properties or assets of the Manager or materially impair or adversely affect the ability of the Manager to function as an investment adviser or perform its obligations under the Management Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.


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                   (viii) Absence of Violation or Default. The Manager is not in violation of its certificate of limited partnership, limited partnership agreement or other organizational documents or in default under any agreement, indenture or instrument.

         (c) Officer's Certificates. Any certificate signed by any officer of the Fund or the Manager delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Manager, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _______________ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Fund setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Fund, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing

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occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Date of Delivery as specified in the notice from the Representatives to the Fund.

         Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.


         Simultaneously with the delivery to the Underwriters of and payments by the Underwriters for (i) Initial Securities at the Closing Time and (ii) Option Securities on the relevant Date of Delivery, the Manager will pay to the Underwriters an amount equal to three percent (3%) percent of the purchase price, calculated using the initial public offering price per share set forth in Schedule B, for the Securities to be purchased by the Underwriters on such date by wire transfer or immediately available funds to a bank account on such Closing Time or Date of Delivery, as the case may be, as shall be specified by Merrill Lynch.


         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants. (a) The Fund covenants with each Underwriter as follows:

                      (i) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

                     (ii) Filing of Amendments. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

                    (iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                     (iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                      (v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                     (vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                     (vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                     (viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                     (ix) Listing. The Fund will use its best efforts to effect the listing of the Securities on the NYSE.


                     (x) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Fund and the Manager will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) any shares of Common Stock issued pursuant to any dividend reinvestment plan.


                     (xi) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

                     (xii) Subchapter M. The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

         (b) The Manager covenants with each Underwriter that for a period of 180 days from the date of the Prospectus, the Manager will not, without your prior written consent which consent shall not be unreasonably withheld, act as investment adviser to any other closed-end registered investment company having an investment objective, policies and restrictions substantially similar to those of the Fund.

         SECTION 4. Payment of Expenses. (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the printing of any Omitting Prospectus.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund or the Manager shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Manager contained in Section 1 hereof or in certificates of any officer of the Fund or the Manager delivered pursuant to the provisions hereof, to the performance by the Fund and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Fund has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

                     (b) Opinion of Counsel for Fund and the Manager. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Drinker Biddle & Reath LLP, counsel for the Fund and the Manager, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (vi), (vii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Fund), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

                     (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President of the Manager, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Manager, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

                     (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other

         Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                     (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                     (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                     (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Fund contained herein and the statements in any certificates furnished by the Fund hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                             (i) Officers' Certificates. Certificates, dated
                  such Date of Delivery, of the President or a Vice President of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President of the Manager confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                             (ii) Opinions of Counsel for the Fund and the
                  Manager. The favorable opinion of Drinker Biddle & Reath LLP, counsel for the Fund and the Manager, together with the favorable opinion of Venable, Baetjer and Howard, LLP, special Maryland counsel for the Fund, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                             (iii) Opinion of Counsel for the Underwriters. The
                  favorable opinion of Simpson Thacher & Bartlett, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of

                  Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                             (iv) Bring-down Comfort Letter. A letter from
                  Coopers & Lybrand L.L.P., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Manager in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Fund at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         (a) Indemnification of Underwriters. The Fund and the Manager, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Manager by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Fund, Manager, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Manager, their respective directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Manager by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Manager also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any Omitting Prospectus in the form approved by the Fund and the Manager or its affiliates for use by the Underwriters and securities firms to whom the Fund or the Manager shall have disseminated materials in connection with the public offering of the Securities.

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Manager. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Manager on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Manager on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Fund and the Manager on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting commissions received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Fund and the Manager on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Manager or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Fund, the Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Fund and each partner of the Manager, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Manager, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Manager, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Manager, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.  Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Manager, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, either the Representatives or the Fund shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch & Co., North Tower, World Financial Center, New York, New York 10281-1201, attention of _______________; and notices to the Fund or the

Manager shall be directed, as appropriate, to the Fund, c/o PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, attention of Steven Turowski, or to the Manager at 1235 Westlakes Drive, Suite 330, Berwyn, Pennsylvania 19312, attention of ____________.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Manager and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Manager and their respective partners and successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY
TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Manager in accordance with its terms.

Very truly yours,

                                    CHARTWELL DIVIDEND AND INCOME
                                    FUND, INC.


                                    By:________________________________________
                                       Title:


                                    CHARTWELL INVESTMENT PARTNERS, L.P.

                                    By Chartwell G.P., Inc., its general partner


                                    By:________________________________________
                                       Title:


CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
ADVEST, INC.
ROBERT W. BAIRD & CO. INCORPORATED
A.G. EDWARD & SONS, INC.
EVEREN SECURITIES, INC.
FAHNESTOCK & CO. INC.
GRUNTAL & CO., L.L.C.
JANNEY MONTGOMERY SCOTT INC.
LEGG MASON WOOD WALKER, INCORPORATED



By:      MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

By___________________________
   Authorized Signatory


For themselves and as
Representatives of the
other Underwriters named
in Schedule A hereto.

                                   SCHEDULE A



                                                               Number of
Name of Underwriter                                         Initial Securities
-------------------                                         ------------------
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated............................................
Prudential Securities Incorporated........................
Advest, Inc. .............................................
Robert W. Baird & Co. Incorporated........................
A. G. Edwards & Sons, Inc. ...............................
EVEREN Securities, Inc. ..................................
Fahnestock & Co. Inc. ....................................
Gruntal & Co., L. L. C. ..................................
Janney Montgomery Scott Inc. .............................
Legg Mason Wood Walker, Incorporated......................
                                                                -------------

         Total............................................
                                                                =============



                                     Sch A-1

                                   SCHEDULE B

                    CHARTWELL DIVIDEND AND INCOME FUND, INC.
                     _______________ Shares of Common Stock
                           (Par Value $.01 Per Share)



                  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $______.

                  2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Fund and payable on the Initial Securities but not payable on the Option Securities.



                                     Sch B-1

                                                                       Exhibit A


                     FORM OF OPINION OF FUND'S AND MANAGER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


With respect to the Fund:

                  (i) The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (ii) The Fund has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                  (iii) The Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (iv) To the best of our knowledge, the Fund does not have any subsidiaries.


                  (v) The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to the Purchase Agreement); the shares of issued and outstanding capital stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms in all material respects as to legal matters to all statements relating thereto contained in the Prospectus under the caption "Description of Capital Stock" and such description conforms in all material respects to the rights set forth in the instruments defining the same; and none of the outstanding shares of capital stock of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.



                  (vi) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Fund pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder.


                  (vii) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Fund.

                  (viii) The Purchase Agreement has been duly authorized, executed and delivered by the Fund.

                  (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act and the 1940 Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

                  (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

                  (xi) If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                  (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Fund and the requirements of the New York Stock Exchange.

                  (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Fund is a party, or to which the property of the Fund is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Fund of its obligations thereunder.

                  (xiv) The information in the Prospectus under "Description of Capital Stock" and "Taxes" and in the Registration Statement under Item 29 (Indemnification), to the extent that it constitutes matters of law, summaries of legal matters, the Fund's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (xv) Each of the Management Agreement, the Administration Agreement, the Custody Agreement, the Transfer Agency Agreement and the Purchase Agreement comply in all material respects with all applicable provisions of the 1940 Act, Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

                  (xvi) The Fund is duly registered with the Commission under the 1940 Act as a closed-end diversified management investment company; and, to the best of our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                  (xvii) To the best of our knowledge, no person is serving as an officer, director or investment adviser of the Fund except in accordance with the 1940 Act and the Rules and Regulations and the Investment Advisers Act and the Advisers Act Rules and Regulations. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to the best of our knowledge, no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of an Underwriter.

                  (xviii) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                    (xix) All descriptions in the Registration Statement of contracts and other documents to which the Fund is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                     (xx) To the best of our knowledge, the Fund is not in violation of its charter or by-laws and no default by the Fund exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                    (xxi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the Securities.

                   (xxii) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Fund with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Fund is a party or by which it or any of them may be bound, or to which any of the property or assets of the Fund is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Fund, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its properties, assets or operations.

                  (xxiii) The Purchase Agreement, the Management Agreement, the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement, each of the Management Agreement, the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

With respect to the Manager:

                  (i) The Manager has been duly organized and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Pennsylvania.

                  (ii) The Manager has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

                  (iii) The Manager is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

                  (iv) To the best of our knowledge, the Manager does not have any subsidiaries.

                  (v) The Manager is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the Rules and Regulations from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

                  (vi) The Purchase Agreement and the Management Agreement have been duly authorized, executed and delivered by the Manager, and the Management Agreement constitutes a valid and binding obligation of the Manager, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (vii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Manager is a party, or to which the property of the Manager is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Manager, materially and adversely affect the properties or assets of the Manager or materially impair or adversely affect the ability of the Manager to function as an investment adviser or perform its obligations under the Management Agreement, or which is required to be disclosed in the Registration Statement or the Prospectus.

                  (viii) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (ix) To the best of our knowledge, the Manager is not in violation of its certificate of limited partnership, limited partnership agreement or other organizational documents and no default by the Manager exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement.

                  (xi) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Manager with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Manager is a party or by which it or any of them may be bound, or to which any of the property or assets of the Manager is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Manager, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its properties, assets or operations.


                  In connection with the preparation of the Registration Statement and Prospectus, we have reviewed the Registration Statement and Prospectus and the documents filed as exhibits to the Registration Statement and have discussed the contents of the Registration Statement and Prospectus with one or more directors or officers of the Fund and the Manager. We have not, however, verified the information in the Registration Statement or the Prospectus except to the extent necessary to enable us to give the opinions with respect to the Fund in paragraphs (v), (xiv) and (xix). On the basis of these considerations, nothing has come to our attention that would lead us to believe that the

         Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering the foregoing opinion, Drinker Biddle & Reath LLP may rely (A) as to matters involving the application of the laws of Maryland, upon the opinion of Venable, Baetjer and Howard, LLP, special counsel to the Fund (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that Drinker Biddle & Reath LLP shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.